UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K
_______________

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

RCLC, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-01031	22-0743290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1480 Route 9 North, Suite 301, Woodbridge, New Jersey	07095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 469-8300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RCLC, INC.
FORM 8-K INDEX

ITEM		PAGE

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT	1

ITEM 2.04.	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.	1

ITEM 5.02.	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS	2

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS	2

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on management’s plans and expectations that are subject to uncertainty.  Forward-looking statements are based on current expectations of future events.  The Company cannot assure that any forward-looking statement will be accurate.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual events could vary materially from those anticipated.  Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties.  The Company assumes no obligation to update any forward-looking statements as a result of future events or developments.

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2010, RCLC, Inc. (formerly Ronson Corporation) (the “Company”) and its wholly-owned subsidiaries, RCPC Liquidating Corp. (formerly Ronson Consumer Products Corporation) (“RCPC”), Ronson Aviation, Inc. (“RAI”) and RCC Inc. (formerly Ronson Corporation of Canada Ltd.) (“Ronson Canada” and collectively with the Company, RCPC, and RAI, the “Borrowers”), entered into an Amendment to Credit Agreement and Security Agreement (the “Credit Agreement Amendment”) with their principal lender, Wells Fargo Bank, National Association (“Wells Fargo”), which further amends the Credit and Security Agreement, dated as of May 30, 2008 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), to which the Borrowers and Wells Fargo are a party.

As previously reported, certain events of default have occurred and are continuing under the Credit Agreement which would permit Wells Fargo to accelerate the payment of all outstanding indebtedness owed by the Company to Wells Fargo.  These events of default extend to maintaining financial covenant compliance relating to minimum net income, net cash flow and tangible net worth requirements, failure to obtain certain waivers and other agreements with third parties required under the Credit Agreement and failure to meet certain financial reporting due dates.  Wells Fargo had agreed to forbear from exercising its rights under the Credit Agreement pursuant to a forbearance agreement, dated March 29, 2009, which subsequently has been amended and extended numerous times (the forbearance agreement, as amended, the “Forbearance Agreement”).  The most recent amendment to the Forbearance Agreement expired by its terms on July 26, 2010 and Wells Fargo has refused to provide further extension thereof resulting in a termination event under such agreement again permitting Wells Fargo to accelerate the payment of all outstanding indebtedness owed by the Company.  The total outstanding indebtedness to Wells Fargo as of August 1, 2010 is approximately $2.862 million.

Notwithstanding the expiration of the Forbearance Agreement and the existence of a termination event, Wells Fargo agreed to an amendment of the Credit Agreement fixing the accommodation overadvance limit at $1.65 million if drawn upon by July 30, 2010 and $1.5 million if drawn upon thereafter.  The Company has drawn upon $1.5 million.  Pursuant to the terms of the Credit Agreement Amendment interest will accrue on the accommodation overadvance at the prime rate plus 8% per annum.  Additionally, as previously reported, as a result of the consummation of the sale of the Company’s consumer products business to Zippo Manufacturing Company on February 2, 2010, RCPC and Ronson Canada are no longer permitted to request advanced under the Credit Agreement and any remaining asserts of RCPC and Ronson Canada are no longer considered in borrowing base calculations.  The Credit Agreement Amendment contains an acknowledgement by the Borrowers of the events of default, the expiration of the Forbearance Agreement and the attendant existence of a termination event, and the fact that Wells Fargo has no obligation to provide further advances.

The foregoing summary set forth in response to this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to Credit Agreement and Security Agreement annexed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The text of Item 1.01 of this Current Report on Form 8-K with respect to the expiration of the Forbearance Agreement and the existence of a termination event that would permit Wells Fargo to accelerate the payment of all outstanding indebtedness owed by the Company to Wells Fargo  is incorporated by reference to this item 2.04.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2010, the Company executed an amendment to the previously disclosed engagement agreement between the Company and Getzler Henrich & Associates LLC (“Getzler Henrich”), a corporate tunaround and restructuring firm, pursuant to which Joel Getzler is retained as Chief Restructuring Officer of the Company and Getzler Henrich is providing operational restructuring services to the Company.  The amendment extends the term of Getzler Henrich’s engagement which was to expire on July 31, 2010 through August 31, 2010.  The amendment further confirms that, as of July 3, 2010, the Company owes $1,909,981.52, consisting of $1,709,981.52 in fees and expenses and $200,000 in Signing Bonus, to Getzler Henrich under the engagement agreement, and such amount is owing and payable in full, without offset, deduction or counterclaim of any kind or character whatsoever.

The foregoing summary set forth in response to this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the engagement agreement between the Company and Getzler Henrich annexed hereto as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:  The following exhibits are filed herewith:

No.	Description

10.1
Amendment to Credit Agreement and Security Agreement, dated as of July 29, 2010, among RCLC, Inc. (formerly Ronson Corporation), RCPC Liquidating Corp. (formerly Ronson Consumer Products Corporation), Ronson Aviation, Inc., RCC Inc. (formerly Ronson Corporation of Canada Ltd.) and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division

10.2	Letter Amendment fully executed July 29, 2010 to Engagement Agreement, dated March 30, 2008 between Ronson Corporation, now known as, RCLC, Inc., and Getzler Henrich & Associates LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCLC, INC. (formerly Ronson Corporation)

Date: August 4, 2010	By:	/s/ Daryl K. Holcomb
Name: Daryl K. Holcomb
Title: Vice President, Chief Financial Officer and Controller

Exhibit Index

No.	Description

10.1
Amendment to Credit Agreement and Security Agreement, dated as of July 29, 2010, among RCLC, Inc. (formerly Ronson Corporation), RCPC Liquidating Corp. (formerly Ronson Consumer Products Corporation), Ronson Aviation, Inc., RCC Inc. (formerly Ronson Corporation of Canada Ltd.) and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division

10.2	Letter Amendment fully executed July 29, 2010 to Engagement Agreement, dated March 30, 2008 between Ronson Corporation, now known as, RCLC, Inc., and Getzler Henrich & Associates LLC.